AMENDMENT TO
CHANGE-IN-CONTROL EXECUTIVE SEVERANCE AGREEMENT

This Amendment to Change-in-Control Executive Severance Agreement (this "Amendment"), effective as of January 3, 2001, is between Ace Cash Express, Inc., a Texas corporation (the "Company"), and              (the "Executive").

Background

  The Company and the Executive are parties to the Change-in-Control Executive Severance Agreement dated as of              (the "Original Agreement"), which is still in effect.

  The Company and the Executive wish to amend the Original Agreement to provide for payment of severance or employment-termination compensation in one lump sum rather than in two installments.

Agreement

The Company and the Executive agree as follows:

  Defined Terms. Unless otherwise defined in this Amendment, capitalized terms used in this Amendment have the respective meanings given them in the Original Agreement.
  Section 3 Amendment. Subsections (b) and (c) of Section 3 of the Original Agreement are amended to read in their entirety as follows:

  (b.) Make the Severance Payment in cash within five Business Days after the Severance Payment Event.
  Provide or arrange to provide the Executive (whether or not under any Welfare Benefit Plan then maintained), at the Company's sole expense and for the Benefit Continuation Period, Welfare Benefits that are substantially the same the Welfare Benefits provided to the Executive (and the Executive's dependents and beneficiaries) immediately before the Severance Payment Event, except that the Welfare Benefits to which the Executive is entitled under this subsection (c) will be subject to the Executive's compliance with Section 4 and will be reduced to the extent that comparable welfare benefits are received by the Executive from an employer other than the Company or any Subsidiary during the Benefit Continuation Period. (The fact that the cost of the participation by the Executive, or the Executive's dependents or beneficiaries, in any Welfare Benefit Plan was paid indirectly by the Company, as a reimbursement or a credit to the Executive, before the Severance Payment Event does not mean that the corresponding Welfare Benefits were not "provided to the Executive" by the Company for the purpose of this subsection (c).)
  Section 4 Amendment. Subsection (e) of Section 4 of the Original Agreement is amended to read in its entirety as follows:

  (e.) The Executive's compliance with this Section 4 is a condition to the Company's obligation to continue to provide Welfare Benefits to the Executive under subsection (c) of Section 3; the Company may refuse to continue providing those Welfare Benefits if there is any such noncompliance. The Company shall have the burden of proof regarding any question of the Executive's compliance or noncompliance with this Section 4.
  Section 7 Amendment. The second sentence of Section 7 of the Original Agreement is amended to read in its entirety as follows:

  The amount of the Severance Payment and, except as stated in subsection (c) of Section 3 and in subsection (e) of Section 4, any other severance benefit provided or to be provided to the Executive by the Company under Section 3 shall not be reduced by any compensation earned by the Executive as the result of any other employment, consulting relationship, or other business activity.

  Remaining Parts of Agreement. Except as amended by this Amendment, all provisions of the Original Agreement shall continue in full force and effect as written. In the event of any conflict or inconsistency between the terms of this Amendment and the terms of the Original Agreement, the terms of this Amendment shall control.

  Miscellaneous. This Amendment shall be enforced and construed under Texas law. No amendment or waiver of any provision of this Amendment shall be effective unless set forth in a writing signed by both Parties. This Amendment may be signed in counterparts, each of which is an original and all of which constitute one, and the same, document.

The Parties have signed this Amendment to be effective as of the date set forth in the first paragraph.

Company:	Executive:

ACE CASH EXPRESS, INC.

By: